UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report

(Date of earliest event reported): January 10, 2018

DANIELS CORPORATE ADVISORY COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State of Other Jurisdiction of Incorporation)

Parker Towers, 104-60 Queens Boulevard 12th Floor Forest Hills, New York 11375.

(Address of Principal Executive Offices)

(Commission File Number ) 333-169128

04-3667624

(IRS Employer Identification No.)

Registrant's telephone number, including area code: (347) 242-3148

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[X] Written communications pursuant to Rule 425 under the Securities Act [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [] Pre-commencement communications pursuant to Rule 13e-4(c under the Exchange Act

Item     8.01.

 Daniels Corporate Advisory Company, Inc.
Current Update To Shareholders

Realignment of Corporate Goals:- Post-Filing of the Updated Financial Statements very soon.

To limit dilution and raise lower cost capital for expansion, Daniels Chairman & CEO, Arthur D Viola, has restructured the Daniels Corporate Strategy Model.   Now, the primary focus for overall corporate growth is the arranging of Vertical Acquisitions; the acquiring of companies by existing and newly-created subsidiaries.  Two subsidiary acquisitions are planned with Daniels (The Parent) owning the equity during the growth acceleration phrase. Incumbent operating management of the acquisitions will control the day to day operations and receive significant equity stakes at spin-off,  based on results.  Senior management of the parent and the virtual specialists aligned with it will provide financial oversight and corporate development/market planning/expansion capabilities.

As the subsidiary acquisition(s) are completed an S-1 Registration will be prepared and filed for each and shares, as a dividend, distributed to the shareholder base of Daniels, ("DCAC").

This approach will create the avenues to raise capital while lowering the overall cost through the use of multiple subsidiary stocks in the DCAC portfolio.  It will also allow DCAC (the Parent) to arrange a major transaction for itself, one that can be financed through private equity firms.  This type of financing is longer term in nature ( financing for five to seven years) and the firms that provide it also provide senior and operating management support if called upon to do so.

The down payment and initial working capital amounts for the acquisition transactions for the subsidiaries will be provided by Arthur D. Viola, Chairman & CEO of Daniels ("DCAC").   The discounted amount of his back Salary/Compensation (now at $685,000) has been converted to an aged Convertible Preferred with the same features and rights that a normal Hedge Fund Convertible Note encompasses.  Allowing for the customary discount to market on the sales of these shares. a significant amount of 'longer term" capital, estimated at $1,370,000 can be raised.

 In the very near future, the updated financial statements will be filed with the SEC bring DCAC to up to date status as an up to date, fully-reporting public company.  Upon their filing, an S-1 Registration will be filed to register Mr. Viola's shares.  Block sales to institutional investors, those with longer term investment horizons, are contemplated.  Initial contact has already been made with several firms that like the overall Daniels model and also the fact that the creator of the model, Arthur Viola, is willing to pledge all his compensation for the benefit of DCAC and its shareholder base.

Mr. Viola stated " With the conversion of all my all my back salary/compensation for acquisition down payment and working capital amounts and  the use of multiple public subsidiary stocks - (with small initial floats and higher stock valuations),-  as additional acquisition tender,  Daniels (the parent) should be able to make a major acquisition, one that will make Major Exchange Listing. I am "all in" and hope the shareholder base will be as well, by continuing to be patience and giving us the addition time necessary to make DCAC a major success story."  I am not getting any younger, this will happen as fast as humanly possible and be for the benefit of all the shareholders."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANIELS CORPORATE ADVISORY COMPANY, INC.

Date:  January 10, 2018

By:/s/ Arthur Viola

Arthur Viola

Chief Executive Officer